As filed with the Securities and Exchange Commission on June 11, 2008

Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

NAPSTER, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	77-0551214
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9044 Melrose Avenue, Los Angeles, California 90069
(Address, Including Zip Code, of Principal Executive Offices)
___________________

Napster, Inc. Amended and Restated 2001 Stock Plan
Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan
(Full Title of the Plan)
___________________

Wm. Christopher Gorog
Chief Executive Officer and Chairman of the Board
Napster, Inc.
9044 Melrose Avenue, Los Angeles, California 90069
(310) 281-5000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David Krinsky, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
(949) 760-9600
___________________

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share, issuable under the Napster, Inc. Amended and Restated 2001 Stock Plan	2,000,000(1)(2) shares	$1.61(3)	$3,220,000(3)	$127(3)

Common Stock, par value $0.001 per share, issuable under the Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan	100,000(1)(2) shares	$1.61(3)	$161,000(3)	$6(3)

Totals	2,100,000(1)(2) shares	$1.61(3)	$3,381,000(3)	$133-(3)

(1)
This Registration Statement covers, in addition to the number of shares of Napster, Inc., a Delaware corporation (the “Company”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Napster, Inc. Amended and Restated 2001 Stock Plan or the Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan, as applicable (the “Plans”), as a result of one or more stock splits, stock dividends or similar transactions.

(2)
Each share is accompanied by a Preferred Stock Purchase Right pursuant to a Preferred Stock Rights Agreement, dated as of May 18, 2001, between the Company and Mellon Investor Services, LLC, as Rights Agent.

(3)
Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 5, 2008, as reported on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a) The Company’s Registration Statements on Forms S-8 filed with the Commission on May 10, 2001 (Commission File No. 333-60640), May 16, 2002 (Commission File No. 333-88504), July 10, 2003 (Commission File No. 333-106923), November 14, 2003 (Commission File No. 333-110522), June 15, 2004 (Commission File No. 333-116474), June 13, 2005 (Commission File No. 333-125781), June 9, 2006 (Commission File No. 333-134925) and June 6, 2007 (Commission File No. 333-143556);

(b) The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2008, filed with the Commission on June 11, 2008 (Commission File No. 000-32373);

(c) The Company’s Current Report on Form 8-K, filed with the Commission on May 16, 2008 (Commission File No. 000-32373);

(d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 filed with the Commission on February 21, 2001 and as subsequently amended, and any other amendment or report filed for the purpose of updating such description; and

(e)  The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 5, 2001, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.  Exhibits

See the attached Exhibit Index at page 6.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 11, 2008.

NAPSTER, INC.

By:	/s/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wm. Christopher Gorog and Suzanne M. Colvin, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WM. CHRISTOPHER GOROG	Chief Executive Officer and Chairman of the Board	June 11, 2008
Wm. Christopher Gorog	(Principal Executive Officer)

/s/ SUZANNE M. COLVIN	Vice President, Finance and Interim Chief Financial	June 11, 2008
Suzanne M. Colvin	Officer (Principal Financial and Accounting Officer)

/s/ VERNON E. ALTMAN	Director	June 11, 2008
Vernon E. Altman

/s/ RICHARD J. BOYKO	Director	June 11, 2008
Richard J. Boyko

/s/ PHILIP J. HOLTHOUSE	Director	June 11, 2008
Philip J. Holthouse

/s/ JOSEPH C. KACZOROWSKI	Director	June 11, 2008
Joseph C. Kaczorowski

/s/ ROSS LEVINSOHN	Director	June 11, 2008
Ross Levinsohn

/s/ BRIAN C. MULLIGAN	Director	June 11, 2008
Brian C. Mulligan

/s/ ROBERT RODIN	Director	June 11, 2008
Robert Rodin

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1
Napster, Inc. Amended and Restated 2001 Stock Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 28, 2005 (Commission File No. 000-32373) and incorporated herein by this reference.)

4.2
Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan. (Filed as Appendix C to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on August 18, 2003 (Commission File No. 000-32373) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered accounting firm).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).